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                                                                   Exhibit 11(a)

INDEPENDENT AUDITORS' CONSENT

We consent to use in this Registration Statement of Metropolitan Series Fund, Inc. on Form N-1A of our report dated February 14, 1997 appearing in the December 31, 1996 Annual Report of Metropolitan Series Fund Inc., included as part of the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
February 25, 1997